Exhibit 23.1
                         Consent of Independent Auditors


The Board of Directors
Vsource, Inc. (formerly Internactive
Buyers Network International, Ltd.):


     As independent auditors, we hereby consent to the incorporation of our report on the financial statements of Interactive Buyer Network International Ltd. dated May 15, 1999 except for Note 10 to the financial statements which is as of September 3, 1999, in this Form 10-KSB by reference to the Company's registration statement on Form 10SB previously filed with the Securities and Exchange Commission (SEC File No. 000-26563).


/s/  Lucas, Horsfall, Murphy & Pindroh, LLP
Lucas, Horsfall, Murphy & Pindroh, LLP
Pasadena, California
May 10, 2000


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